George Brenner, CPA
A Professional Corporation
10680 W. PICO BOULEVARD, SUITE 260
LOS ANGELES, CALIFORNIA 90064
310/202-6445-Fax 310/202-6494

August 23, 2006

United States Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street
Washington, D.C. 20549

Dear Sir or Madam:

I have read Item 4.01 of Form 8-K dated August 15, 2006, of ECash, Inc. (formerly Avery Sports Turf, Inc.) and I am in agreement with the statements which state that there were no disagreements between the Registrant and my firm on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. My audit reports for the fiscal years ended December 31, 2005 and 2004 and the three months ended March 31, 2006 did not contain any adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles.

I have no basis to agree or disagree with other statements of the Registrant contained therein. If you have any questions or need additional information, please call me at 310-202-6445.

Sincerely,

/s/ George Brenner
George Brenner, CPA